Exhibit 10.17

CONFIDENTIAL

and

Confidential Treatment Requested under: 5 U.S.C. §552(b)(4)

Coley Pharmaceutical Group, Inc.

20 William Street, Suite 115

Wellesley, Massachusetts 02481

March 7th, 2001

University of Iowa Research Foundation

100 Oakdale Campus

214 Technology Innovation Center

Iowa City, Iowa 52242-5000

Attn: Executive Director

Re: Amendment to License Agreement

Ladies and Gentlemen:

This letter will serve as an amendment (the “Amendment”) to the License Agreement (the “Agreement”) dated as of March 31, 1997 between Coley Pharmaceutical Group, Inc., formerly known as CpG ImmunoPharmaceuticals, Inc. (“Coley”), and the University of Iowa Research Foundation (“UIRF”). All capitalized terms that are used in this letter and not defined herein shall have the meanings ascribed to them in the Agreement. Except as specifically modified by this Amendment, the parties hereto agree that all of the terms and conditions set forth in the Agreement remain in full force and effect.

1. Amendment to the Definition of PATENT RIGHTS and Update to Appendix A.

The Parties hereby agree that Section 1.1 of the Agreement shall hereby be amended and restated in its entirety to read as follows:

“1.1 PATENT RIGHTS shall mean

(a) each of the patents and patent applications listed on Appendix A attached to this Agreement, as amended, and

(b) each patent and patent application of UIRF that relates to immune modulation in which Arthur M. Krieg (“Dr. Krieg”) is a named inventor, and

(c) Intellectual property of the University of Iowa or UIRF arising under any University of Iowa research agreement sponsored by Coley, unless Coley elects not to exercise its option to such intellectual property,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d) together with (i) the inventions described and claimed therein, and any divisions, continuations, continuations-in-part to the extent the claims are directed to the subject matter specifically described in the foregoing patents and patent applications, (ii) any and all patents issuing thereon or reissues thereof, and (iii) any and all foreign patents and patent applications corresponding thereto.

All of the foregoing patents and patent applications will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A and made a part thereof.”

The Parties also hereby agree that Appendix A to the Agreement shall be updated as of the date hereof to the form of Appendix A attached to this Amendment.

Subject to the following sentence, the Parties further agree that ownership of all rights in and to any inventions, discoveries, information or materials which are discovered, invented, made, conceived, or first reduced to practice by Dr. Krieg while on a leave of absence from The University of Iowa (the “Leave of Absence Inventions”) shall be governed by separate written agreements by and between Coley and Dr. Krieg, and by and among UIRF, the University of Iowa and Dr, Krieg, and not by the Agreement, as amended hereby. If, however, UIRF or the University of Iowa are determined to be an owner of any such Leave of Absence Inventions, then the Parties agree that the University of Iowa’s or UIRF’s interest in such Leave of Absence Inventions shall be subject to the terms of the Agreement, as amended hereby.

2. Addition of Definitions “Sublicensee” and “Sublicense Revenues.”

The Parties hereby agree that ARTICLE 1 of the Agreement shall hereby be amended by inserting the following two additional definitions:

“1.8 SUBLICENSEE shall mean any third party that is not an AFFILIATE of LICENSEE to whom LICENSEE, or an AFFILIATE of LICENSEE, grants a sublicense or an option to sublicense under the PATENT RIGHTS pursuant to Section 2.1 hereof to make and have made, to use and haveused, to import and have imported, to offer for sale and have offered for sale, and/or to sell and have sold the LICENSED PRODUCTS, and/or to practice the LICENSED PROCESSES.

1.9 SUBLICENSE REVENUES shall mean all revenues received by LICENSEE or an AFFILIATE from a SUBLICENSEE pursuant to a sublicense under the PATENT RIGHTS, an option for a sublicense under the PATENT RIGHTS, or a similar agreement providing for the exploitation of the PATENT RIGHTS, in each case granted pursuant to Section 2.1 hereof, including license issue fees, license maintenance fees, milestone fees and royalties, but excluding equity investments in LICENSEE, any funds received by LICENSEE for the conduct of research and development, payments received for manufacturing, and the reimbursement of costs and expenses.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3. Amendment to Clarify that Term of Agreement is on a Country-by Country Basis.

The Parties hereby agree that Sections 2.2 and 2.4 of the Agreement shall hereby be amended and restated in their entirety to read as follows:

“2.2 The term of this Agreement and the exclusive license set forth in Paragraph 2.1 shall be from the Effective date of this Agreement until the expiration of the last to expire of the PATENT RIGHTS, on a country-by country basis, or for a period of fifteen years, whichever is longer.

2.4 Upon expiration of the period of exclusivity of this license in a particular country under the terms of 2.2 above, LICENSEE shall receive in such country a fully paid up perpetual license to make and have made, to use and have used, to import and have imported, to offer for sale and have offered for sale, and to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES.”

4. Amendment to Royalty Payment Obligations of Coley.

The Parties hereby agree that Section 3.2 of the Agreement shall hereby be amended and restated in its entirety to read as follows:

“3.2	(a) Licensee shall pay UIRF within forty-five (45) days after the end of each calendar quarter, during the team of the license of Paragraph 2.1, royalties on NET SALES of all LICENSED PRODUCTS sold by Licensee and its AFFILIATES (but not by its sublicensees) as follows:

In the human field:

[***]%, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to [******] and its AFFILIATES for anything other than licenses under issued patents, is less than or equal to [***]%.

[****]%, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to [******] and its AFFILIATES for anything other than licenses under issued patents, is greater than [***]%, but less than equal to [***]%.

[***]%, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to [******] and its AFFILIATES for anything other than licenses under issued patents, is greater than [***]% but less than or equal to [****]%.

[*]%, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to [******] and its Affiliates for anything other than licenses under issued patents, is greater than [****]%.

In the animal field:

[***]% of LICENSED PRODUCTS.

(b) Royalties shall not apply to sales among LICENSEE, its AFFILIATES and their respective SUBLICENSEES for resale. On sales between LICENSEE and its AFFILIATES for resale, the royalty shall be paid only on the resale.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5. Amendment to Annual License Maintenance Fee Obligations of Coley.

The Parties hereby agree that Section 3.3 of the Agreement shall hereby be amended and restated in its entirety to read as follows:

“3.3 Commencing in the fifth AGREEMENT YEAR, an annual license maintenance fee payment of $[*******] shall be payable to the UIRF within forty-five (45) days of the end of each AGREEMENT YEAR. This payment shall be reduced by the amount of any milestones, royalties, and SUBLICENSE REVENUES accrued to the UIRF solely during that AGREEMENT YEAR but shall not be reduced by (a) any royalties accruing in any other AGREEMENT YEAR or (b) contract research funding payable to the University of Iowa pursuant to the terms of any Sponsored Research Agreement.”

6. Amendment to Milestone Payment Obligations of Coley.

The Parties hereby agree that Section 3.4 of the Agreement shall hereby be amended and restated in its entirety to read as follows:

“3.4 Licensee shall pay to UIRF the following sums within thirty (30) days of the achievement of the indicated milestones:

$[******] payable upon the [*****************************************************************] LICENSED PRODUCTS in the animal field in the [*************]; and

$[*******] payable upon [********************************************************************] LICENSED PRODUCTS in the human field in [***********************************]

UIRF acknowledges that the milestone payment obligations set forth under Section 3.4 of the Agreement, as amended hereby, will be credited against the amount of any Sublicense Revenues due to UIRF under Section 3.5 of the Agreement, as amended hereby, to the extent such Sublicense Revenues are attributable to milestone payments from a Sublicensee to Coley. For purpose of clarification, the parties specifically agree that in the event Coley receives payment from a Sublicensee for achievement of these milestones in an amount which would require a payment to UIRF under Section 3.5, as amended below, greater than set forth in Section 3.4, Coley shall pay UIRF only the amount due under Section 3.5.

7. Amendment to Sublicense Payment Obligations of Coley.

The Parties hereby agree that Section 3.5 of the Agreement shall hereby be amended and restated in its entirety to read as follows:

“3.5	In the case of sublicenses, options to sublicense, and similar agreements to exploit the PATENT RIGHTS, LICENSEE shall also pay to UIRF the following

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

percentages of SUBLICENSE REVENUES received in the manner set forth below:

(i) [**************] ([**]%) of SUBLICENSE REVENUES (the “Interim Payments”) received by LICENSEE during the first twelve (12) month period immediately following the execution of this Amendment (the “Interim Period”), [********] ([***]) of which shall be paid in a deferred manner in accordance with Paragraph 11 of the Amendment (the “Deferred Interim Payments”); and

(ii) [********] percent ([**]%) of SUBLICENSE REVENUES received by LICENSEE thereafter.”

8. Amendment to Clarify Survival of Confidentiality Obligations upon Termination.

The Parties hereby agree that Section 9.1 of the Agreement shall hereby be amended by inserting a new paragraph (d) as follows:

“(d) UIRF’s obligations of confidentiality under Section 4.4 hereof.”

9. SmithKline Beecham PLC and Qiagen GmbH

Coley hereby agrees to pay UIRF $[*******] in a deferred manner in accordance with Paragraph 11 of this Amendment (the “Deferred SB/Qiagen Payment”).

As consideration for Coley’s obligation to pay UIRF the Deferred SB/Qiagen Payment, UIRF hereby irrevocably waives any claim that it might otherwise have for a percentage of the payments received by Coley on or before February 1, 2001 under:

(i) Sections 3.04, 4, 8.01a, 8.01b, and 8.03.1 of the Strategic Alliance Agreement Infectious Diseases dated as of December 18, 1998 between Coley and SmithKline Beecham PLC (“SB”), and Sections 3.1, 3.2 and 4.2 of Amendment No. 1 thereto dated as of December 18, 1999 (collectively, the “SB Amendment”),

(ii) Sections 3.1 and 3.2(a) of the Strategic Alliance Option Agreement Cancer dated as of December 8, 1998, as amended, between Coley and SB (the “SB Option”) and

(iii) Sections 3.1 and 3.5 of the Sublicense Agreement dated as of January 5, 1998, as amended, between Coley and Qiagen GmbH (the “Qiagen Agreement”).

The SB Agreement, SB Option and the Qiagen Agreement are referred to collectively as the “SB/Qiagen Agreements.” Any Sublicense Revenues that have accrued or may accrue under the entire SB/Qiagen Agreements after February 1, 2001 shall be subject to Section 3.5 of the Agreement as amended hereby.

10. Amendment Payments

As consideration for the execution of this Amendment, Coley hereby agrees to pay to UIRF $[*******] in cash immediately upon the execution of this Amendment. UIRF

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

acknowledges that such $[*******] payment will be credited against the amount of any Sublicense Revenues due to UIRF under Section 3.5 of the Agreement, as amended hereby, to the extent such Sublicense Revenues are attributable to the successful completion of Phase I clinical trials for the first three independent LICENSED PRODUCTS in the human field.

As further consideration for the execution of this Amendment, Coley hereby agrees to pay UIRF $[*******] in a deferred manner in accordance with Paragraph 11 of this Amendment (the “Deferred Amendment Payment,” and together with the Deferred Interim Payments and the Deferred SB/Qiagen Payment, the “Deferred Payments”).

11. Deferred Payments; UIRF’s Option to Convert into Common Stock

11.1 Payment Terms. Coley shall pay to UIRF the Deferred Payments, together with interest at the rate of [****] percent ([*]%) per year, compounded annually on the aggregate outstanding principal amounts of such Deferred Payments plus interest previously accrued on such Deferred Payments from the date such Deferred Payments are incurred, within thirty (30) days after receipt by Coley of a written request for payment from UIRF, in such amounts as UIRF may specify from time to time; provided, however, that, subject to Paragraph 11.2 of this Amendment, Coley shall have no obligation to make any payments to UIRF on a Deferred Payment prior to the second anniversary of the date that such Deferred Payment is incurred. Theparties agree that for purposes of this Paragraph 11 of the Amendment, the Deferred SB/Qiagen Payment and the Deferred Amendment Payment shall be incurred by Coley on the date of this Amendment and the Deferred Interim Payments, if any, shall be incurred by Coley on the date Coley makes the relevant cash Interim Payment to UIRF. On or after the fifth anniversary of the date of this Amendment, Coley shall have the right, at any time following ten business days advance written notice to UIRF, to prepay (i.e. prior to receipt of a written request by UIRF) all or any part of the outstanding principal amount of the Deferred Payments, plus accrued but unpaid interest thereon, provided that Coley shall concurrently pay a premium equal to [****] percent ([*]%) of the amount that is so prepaid, and provided further that UIRF may, before the expiration of such ten business day notice period, exercise its conversion rights in accordance with Paragraph 11.2.1, or Paragraph 11.2.2, as applicable.

11.2 Option to Convert.

11.2.1 Following an Initial Public Offering. Coley shall promptly inform UIRF of the consummation of an initial public offering of the Common Stock of Coley pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (an “IPO”). At any time after the consummation of an IPO (the “Option Trigger Date”), UIRF may, during the Conversion Period as defined below, elect to convert all or part of each outstanding Deferred Payment (including interest thereon) into shares of the Common Stock of Coley by executing and delivering to Coley the form of subscription agreement (the “Subscription Agreement”) attached to this Amendment as Exhibit A, specifying therein the Deferred Payment(s), and the aggregate amount(s) thereof, to be converted. For purposes of this Paragraph 11.1.2, the Conversion Period shall commence on the Option Trigger Date and terminate on the later of (i) six months following such Option Trigger Date or (ii) six months following the expiration of any applicable Lock-Up to which UIRF may be bound pursuant to Section 2(f) of the Subscription Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.2.2 Upon a Sale Transaction. Coley shall promptly inform UIRF if Coley enters into a binding written commitment to consummate a Sale Transaction (as defined below), provided that UIRF shall maintain such information as confidential pursuant to Section 4.4 of the Agreement. Upon receipt of such notice, UIRF may, at any time prior to the consummation of the Sales Transaction, elect to convert all or part of each outstanding Deferred Payment (including interest thereon) into shares of the Common Stock of Coley by executing and delivering to Coley a Subscription Agreement, specifying therein the Deferred Payment(s), and the aggregate amount(s) thereof, to be converted. As used herein, the term “Sale Transaction” shall mean any consolidation or merger of Coley into or with any other entity or entities which results in the exchange of outstanding shares of capital stock of Coley for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate Coley in a different jurisdiction or a merger or consolidation in which the holders of outstanding shares of the capital stock of Coley become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity), and any sale, lease, abandonment, transfer or other disposition by Coley of all or substantially all its assets.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.2.3 Calculation of Number of Conversion Shares. The number of shares to be issued upon a conversion pursuant to Paragraphs 11.2.1 or 11.2.2 of this Amendment shall be equal to the cash amount of the Deferred Payment(s) (including interest) to be so converted (as specified by UIRF in the Subscription Agreement) divided by the Conversion Price. The “Conversion Price” shall initially be $[*****] (which is equal to the per share price of the Series E Preferred Stock issued by Coley in its most recent private financing prior to the date hereof), subject to adjustment as follows:

(i) If Coley shall at any time or from time to time after the date of this Amendment effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If Coley shall at any time or from time to time after the date of this Amendment combine the outstanding shares of Common Stock into a smaller number, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph (i) shall become effective at the close of business on the date the subdivision or combination becomes effective; and

(ii) If Coley shall at any time or from time to time after the date of this amendment make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

11.2.4 Option Non-Transferable; Compliance with Securities Act. UIRF acknowledges and agrees that the option provided for in this Section 11 (the “Option”) may not be sold, assigned, transferred or conveyed to any third party whatsoever, without the prior written consent of Coley in Coley’s sole discretion, other than to the National Institutes of Health (the “NIH”) pursuant to the terms of the Inter-Institutional Agreement (the “NIH Agreement”) dated as of November 24, 1999 between UIRF and the NIH (provided that the NIH agrees in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

writing not to further assign the Option without the prior written consent of Coley in Coley’s sole discretion). UIRF agrees that the Option, and, if exercised, the shares of Common Stock to be issued upon conversion thereof, are being acquired for investment for UIRF’s own account and not with a view toward distribution thereof, and that it will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon conversion of the Option other than pursuant to the terms and conditions of the Subscription Agreement.

12. No Admission of Liability.

This Amendment has been entered into solely to revise certain terms set forth in the Agreement, and in certain cases to amicably resolve certain disagreements over the interpretation of such terms, and it shall not constitute an admission of liability by either party as to any claim, defense or allegation of the other party.

13. Survival, Acknowledgement and Release.

Each of the parties hereto acknowledges that the Agreement remains in full force and effect in accordance with its terms, as amended hereby, and that the other party hereto is not in breach of any of the terms and conditions of the Agreement, as amended hereby, as of the date of this Amendment. Each of the parties to this Amendment hereby releases and forever discharges the other party, each parent, subsidiary and affiliate of the other party, and their respective representatives, agents, shareholders, officers, directors, employees, successors, and assigns from any and all claims, demands, actions causes of action, debts, dues, liabilities, and controversies of every kind and nature, whether presently known or unknown, vested or contingent, arising or accruing at any time on or before the date hereof, which relate to or arise out of the Agreement or the subject matter thereof.

14. Entire Agreement.

The Agreement and this Amendment and the attachments hereto and thereto constitute the entire agreement and understanding between Coley and UIRF relating to the subject thereof and hereof. No verbal agreement, conversation or representation between any officers, agents, or employees of the parties hereto either before or after the execution of the Agreement or this Amendment shall affect or modify any of the terms or obligations therein or herein contained. Any further amendment to the terms of the Agreement or this Amendment shall be made in writing and signed on behalf of each party by a duly authorized officer.

15. Terms Confidential.

Each party hereby acknowledges and agrees that it will not disclose the terms of the Agreement or this Amendment or any other information relating to the subject matter hereof or thereof to any third party without the express written consent of the other party, except that (i) either party may use the text of a written statement approved

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

in advance by both parties without further approval, (ii) Coley may disclose the terms of the Agreement and this Agreement to a Sublicensee, and (iii) either party shall have the right to identify the other party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable laws or regulations. Without limiting the generality of the foregoing, either party may disclose the Agreement and this Amendment to the NIH pursuant to a request that the terms thereof be withheld from public disclosure pursuant to Exemption 4 of the Freedom of Information Act, 5 U. S.C. § 552(b)(4).

Please sign below where indicated to acknowledge your agreement to the foregoing Amendment.

Sincerely,

COLEY PHARMACEUTICAL GROUP, INC.

		By:	/s/ Robert Bratzler
		Name:	Bratzler
		Title:	President & CEO

ACKNOWLEDGED AND AGREED TO
This 7th day of March, 2001

THE UNIVERSITY OF IOWA RESEARCH FOUNDATION

By:	/s/ W. Bruce Wheaton
Name:	W. Bruce Wheaton
Title:	Executive Director and Secretary

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Exhibit A

FORM OF SUBSCRIPTION AGREEMENT

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

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